Filed pursuant to Rule 424(b)(5)
Registration No. 333-227683

Prospectus Supplement

(to Prospectus dated October 17, 2018)

800,000 Shares of Common Stock

We are offering 800,000 shares of our common stock, no par value per share pursuant to this prospectus supplement and the accompanying prospectus. The shares of common stock are offered at a price per share of $4.25.

Our common stock is traded on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on March 22, 2019 was $5.00 per share.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, as computed within sixty (60) days prior to the date of this prospectus supplement, was $64,940,051, based on 15,325,521 shares of our common stock outstanding, of which 9,146,486 shares were held by non-affiliates, each measured as of February 14, 2019. During the 12 calendar months prior to and including the date of this prospectus supplement (including this offering), we will have sold securities with an aggregate market value of $6,414,700 pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and beginning on page 4 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 25, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 3, 2018, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3. That registration statement was declared effective on October 17, 2018.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we”, “us”, “our”, “the Company”, and “Arcimoto” refer to Arcimoto, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

Overview

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We believe that small Retail Series FUV production will commence by early 2019. As of September 30, 2018, we had 3,018 pre-orders for our Retail Series FUV.

Recent Developments

On October 27, 2018, we opened our first customer experience and rental location in Eugene, Oregon and plan to open a second rental location in San Diego, California. We used the Eugene rental facility primarily as a test bed for developing the rental operations. The Eugene rental facility allowed prospective customers to rent an FUV without the pressures typical of the traditional sales process. We learned a great deal from this short-term test that we believe will help us refine our rental operations in preparation for a planned reopening of the Eugene rental facility and potential launch of the San Diego rental operation after Retail FUV production has commenced.

On November 19, 2018, we entered into Subscription Agreements with certain investors, relating to a public offering of 504,900 shares of the Company’s common stock directly to investors pursuant to that certain first Prospectus Supplement finalized on November 20, 2018 (the “November Offering”). The offering price was $3.00 per share.

On December 27, 2018, in exchange for an aggregate amount of $4.5 million, we entered into a Subscription Agreement with FOD Capital, LLC, pursuant to which we issued to the FOD Capital (i) 500,000 shares of our common stock, no par value per share at a purchase price of $3.00 per share, (ii) a warrant to purchase up to 942,857 shares of our common stock at $3.50 per share, and (iii) a senior secured note in the principal amount of $3,000,000 (the “December Offering”).

Corporate History and Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

The Offering

Issuer common stock	800,000 shares of common stock at a price per share of $4.25.

Common stock outstanding before this offering (1)	15,538,765 shares.

Common stock to be outstanding after this offering (1)	16,338,765 shares immediately after this offering.

Manner of offering	We are offering the shares of our common stock directly to the investor with the assistance of a financial advisor, Chardan Capital Markets, LLC. See “Plan of Distribution” on page S-8.

Offering price per share	The offering price per share is $4.25 for 800,000 shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including to cover our operating expenses and offering costs. See “Use of Proceeds” on page S-7.

NASDAQ Capital Market symbol	Our common stock is quoted and traded on the NASDAQ Capital Market under the symbol “FUV”.

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, beginning on page 4 of the accompanying prospectus and in the documents incorporated herein and therein by reference.

(1)	The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 15,538,765 shares outstanding as of March 22, 2019. The number of shares outstanding as of March 22, 2019, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	528,000 shares of our common stock issuable upon the exercise of options outstanding under our 2018 Omnibus Stock Incentive Plan, with a weighted average price of $4.33 per share;
●	810,889 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $2.53 per share;
●	893,004 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, with a weighted average price of $0.60 per share;
●	472,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 134,855 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan;
●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, with a price of $7.475 per share;
●	47,000 shares of our common stock issuable upon the exercise of warrants issued to certain of our vendors, with a weighted average price of $3.20 per share; and
●	2,000,000 shares of Class C Preferred Stock issued on November 15, 2018, and convertible into 2,000,000 shares of common stock, upon approval of an amendment to our Second Amended and Restated Certificate of Incorporation of Arcimoto, Inc., increasing the number of our authorized and unissued shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering, our Developing Growth Strategy, and Ownership of Our Common Stock

We may not raise enough capital from the sale of our securities to address our short-term cash flow needs or adequately fund and execute our developing growth strategy.

We may be unable to successfully complete all of the anticipated uses of the net proceeds of this offering. The financial notes to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern and the depletion of our cash as of approximately the end of November 2018. Even considering this offering, we might not be able to address our short-term cash flow needs and continue operations. Furthermore, we might be unable to execute our developing growth strategy as planned and our prospects, business, financial condition, and results of operations could be adversely affected, all of which would have a negative impact the return on your investment in our common stock.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our securities. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing shareholders, or at a price per share that is less than the price per share paid by investors in this offering, which could adversely affect the market price of shares of our common stock and our business.

We will require additional financing to fund future operations, including our research, development, sales and marketing activities. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, we may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering. Additionally, if we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and, if the equity securities issued are preferred shares, the holders of the new preferred shares may have rights superior to those of our existing securityholders, which could adversely affect rights of our existing securityholders and the market price of our common stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

We may not have an adequate number of shares of common stock authorized to enable us to complete future equity financing transactions, which may adversely affect our ability to grow and develop the Company.

We are authorized to issue 20,000,000 shares of common stock, of which 14,532,341 shares were outstanding on December 24, 2018. At December 24, 2018, we had reserved 2,401,131 shares of common stock for issuance upon exercise of our outstanding options and warrants. In addition, at such date, we had 472,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 134,855 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan. If all of these securities were exercised, the total number of shares of our common stock that we would be required to issue would have been 3,019,982, which in addition to the 14,532,341 shares outstanding, would leave 2,447,677 authorized but unissued shares of common stock.

Due to the Company’s insufficient authorized shares of common stock for a meaningful offering of common stock, on November 15, 2018, Arcimoto entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mark Frohnmayer, our President, Chief Executive Officer and Chairman of the Board of Directors. Pursuant to the Exchange Agreement, Mr. Frohnmayer exchanged 2,000,000 of his shares of our common stock for 2,000,000 shares of our Class C preferred stock (the “Class C Preferred Stock”). The Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to our Second Amended and Restated Articles of Incorporation (our “Restated Articles”) that increases our authorized shares of common stock.

On November 19, 2018, we issued 504,900 shares of common stock pursuant to a public offering. Assuming 500,000 shares are sold in this offering and 942,857 shares are issued in connection with the exercise of the warrant, we will only have 1,004,820 authorized but unissued shares of common stock available, taking into account the exercise of our outstanding options and warrants and shares reserved for issuance under our stock plans as of December 24, 2018.

On December 27, 2018, in exchange for an aggregate amount of $4.5 million, we entered into a Subscription Agreement with FOD Capital, LLC, pursuant to which we issued to the FOD Capital (i) 500,000 shares of our common stock, no par value per share at a purchase price of $3.00 per share, (ii) a warrant to purchase up to 942,857 shares of our common stock at $3.50 per share, and (iii) a senior secured note in the principal amount of $3,000,000.

As a result of our limited number of our authorized and unissued shares of common stock, we may have insufficient shares of common stock available to issue in connection with any future equity financing transactions we may seek to undertake. Accordingly, we will likely be required to take steps at an annual or special meeting of shareholders to seek approval of an increase in the number of our authorized shares of common stock. Until we increase the number of authorized shares available for issuance, we may not be able to raise additional capital following this offering, which may materially and adversely affect our ability to grow and develop the Company.

If we are unable to effectively implement or manage our developing growth strategy, our operating results and financial condition could be materially and adversely affected.

As part of our developing growth strategy, we may modify our distribution channels and engage in strategic transactions with third parties or open rental locations, open new retail, manufacturing, research or engineering facilities, expand our existing facility, add additional product lines or expand our businesses into new geographical markets. For example, we opened our first customer experience and rental location in Eugene, Oregon in October 2018 and plan to open a second rental location in San Diego, California, in the coming months, which is a new business model for us. There is a range of risks inherent in such a strategy that could adversely affect our ability to successfully achieve these objectives, including, but not limited to, the following:

●	our inability to pay the leasing costs associated with our rental facilities in the near term;
●	the potential failure to successfully operate rental locations (including challenges we may face from the insurance industry) or integrate a rental vehicle business into our existing infrastructure;
●	an inability to attract and retain the customers, employees, suppliers and/or marketing partners of a rental business;
●	the uncertainty that we may not be able to generate, anticipate or meet consumer demand for our FUVs;
●	the potential disruption of our business;
●	the increased scope and complexity of our operations could require significant attention from management and impose constraints on our operations or other projects;

●	inconsistencies between our standards, procedures and policies and those of new rental facilities and costs or inefficiencies associated with the integration of our operational and administrative systems if necessary;
●	unforeseen expenses, delays or conditions, including the potential for increased regulatory compliance or other third-party approvals or consents, or provisions in contracts with third parties that could limit our flexibility to take certain actions;
●	the costs of compliance with local laws and regulations and the implementation of compliance processes, as well as the assumption of unexpected labilities, litigation, penalties or other enforcement actions;
●	the uncertainty that new product lines will generate anticipated sales;
●	the uncertainty that new rental or retail businesses will achieve anticipated operating results;
●	our cost reduction efforts might not be successful;
●	the difficulty of managing the operations of a larger company; and
●	the difficulty of competing for growth opportunities with companies having greater financial resources than we have.

Any one of these factors could impair our growth strategy, result in delays, increased costs or decreases in the amount of expected revenues derived from our growth strategy and could adversely impact our prospects, business, financial condition or results of operations.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the common stock.

In the future, the Company may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of its present shareholders. The Company is currently authorized to issue an aggregate of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of December 24, 2018, there were 14,532,341 shares of common stock outstanding and 3,343,988 shares of common stock underlying our outstanding options and warrants. In addition, pursuant to the November 2018 Exchange Agreement with Mr. Frohnmayer, his 2,000,000 shares of Class C Preferred Stock will automatically convert into 2,000,000 shares of common stock upon the filing of an amendment to our Restated Articles that increases our authorized shares of common stock. The Company may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of common stock may create downward pressure on the trading price of the common stock. There can be no assurance that the Company will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the offering price of the shares of common stock in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to generate sufficient cash flow to fund our capital expenditure requirements and continue operations;
●	our ability to identify financing sources in the short-term on terms favorable to our Company;
●	our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;
●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;
●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;
●	our ability to effectively execute our business plan and growth strategy;
●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;
●	our dependence on our suppliers;
●	the volatility of our stock price;
●	changes in consumer demand for, and acceptance of, our products;
●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;
●	changes in the competitive environment, including adoption of technologies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to design, produce and market our vehicles;
●	our reliance on key personnel;
●	changes in the price of oil and electricity;
●	changes in laws or regulations governing our business and operations;
●	our ability to obtain and protect our existing intellectual property protections including patents;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;
●	interest rates and the credit markets;
●	our ability to maintain our NASDAQ Capital Market listing;
●	costs and risks associated with litigation; and
●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock under this prospectus supplement for general corporate purposes, including to cover our operating expenses, inventory and offering costs. In connection with the offering, we will pay our financial advisor, Chardan Capital Markets, LLC, $255,000 and may reimburse the financial advisor’s counsel up to $15,000 in legal fees.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of any collaborative or strategic partnering efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds, however the securities purchase agreement with the investor provides that we may not use the proceeds (i) for the payment of debt (other than trade payables), (ii) for the redemption of any securities, (iii) for the settlement of litigation, or (iv) in violation of certain regulations.

DILUTION

Our net tangible book value as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement, November Offering, December Offering, January and February non-public offerings was approximately $12,609,000, or $0.82 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of 800,000 shares of common stock being offered in this offering at an offering price of $4.25 per share, and after deducting estimated offering expenses payable by us, and as adjusted to give effect to the November 2018 Exchange Agreement, November Offering, December Offering, January and February non-public offerings our as-adjusted net tangible book value as of September 30, 2018 would have been approximately $16,009,000, or $0.99 per share of common stock. This represents an immediate increase in the net tangible book value of $0.17 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $3.26 per share to new investors. The following table illustrates this hypothetical per share dilution:

Weighted average offering price per share		$4.25
Net tangible book value per share as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement, November Offering, December Offering, January and February non-public offerings	$0.82
Increase in net tangible book value per share attributable to this offering	$0.17
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering and as adjusted to give effect to the November 2018 Exchange Agreement, November Offering, December Offering, January and February non-public offerings		$0.99
Dilution per share to new investors purchasing shares in this offering		$3.26

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2018 Omnibus Stock Incentive Plan, 2015 Stock Incentive Plan or Amended and Restated 2012 Employee Stock Benefit Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

The above discussion and table are based on 15,309,972 shares of common stock outstanding as of September 30, 2018, as adjusted to give effect to the November 2018 Exchange Agreement, November Offering, December Offering, January and February non-public offerings and excludes the following securities:

●	597,000 shares of our common stock issuable upon the exercise of options outstanding under our 2018 Omnibus Stock Incentive Plan, with a weighted average price of $4.33 per share, as of September 30, 2018;
●	900,472 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, with a weighted average price of $2.51 per share, as of September 30, 2018;
●	893,004 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, with a weighted average price of $0.60 per share, as of September 30, 2018;
●	403,000 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 72,328 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 11,996 shares of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan, as of September 30, 2018;
●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, with a price of $7.475 per share;
●	47,000 shares of our common stock issuable upon the exercise of warrants issued to certain of our vendors, with a weighted average price of $3.20 per share;
●	2,000,000 shares of Class C Preferred Stock issued pursuant to the Exchange Agreement on November 15, 2018, and convertible into 2,000,000 shares of common stock, upon approval of an amendment to our Second Amended and Restated Certificate of Incorporation of Arcimoto, Inc., increasing the number of our authorized and unissued shares of common stock; and
●	942,857 shares of common stock issuable upon the exercise of warrants issued in connection with our December 2018 offering, with a price of $3.50 per share.

PLAN OF DISTRIBUTION

We plan to issue and sell 800,000 shares of our common stock directly to the investor, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The form of the Securities Purchase Agreement is attached as Appendix A to this prospectus supplement. Subject to the satisfaction of customary closing conditions in the Securities Purchase Agreement, we expect to deliver the shares of common stock directly to the investor on or about March 26, 2019.

The price per share of common stock is $4.25. The offering price and other terms of the shares were negotiated between us and the investor, in consultation with the financial advisor based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

We have engaged a financial advisor, Chardan Capital Markets, LLC, to assist with the coordination and closing of this offering, which will receive a set fee of $255,000 for its services.

DESCRIPTION OF SECURITIES BEING OFFERING

The following are merely summaries of the securities being offered. Potential investors should also refer to Appendix A to this prospectus supplement, which includes the Securities Purchase Agreement and various ancillary agreements and schedules.

Common Stock

Our Restated Articles authorize the issuance of up to 20,000,000 million shares of common stock, no par value. As of March 22, 2019, there were 15,538,765 shares of common stock outstanding, as well as 3,645,647 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;
●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or
●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and
●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.
●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.
●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.
●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company.

LEGAL MATTERS

Nelson Mullins Riley & Scarborough LLP has passed upon the validity of the common stock offered by this prospectus supplement.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;
●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on November 16, 2018;
●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13, September 24, November 7, 2018, November 21, 2018 and December 28, 2018; and
●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference in those documents. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Appendix A

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of ___________, between Arcimoto, Inc., an Oregon corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the Securities (as defined below) as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Nelson Mullins Riley & Scarborough, LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.11 herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Foley” means Foley & Lardner LLP, with offices located at One Independent Drive, Suite 1300, Jacksonville, FL 32202.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Per Share Purchase Price” equals $4.25, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective registration statement with Commission File No. 333-227683 (and includes any Rule 462(b) Registration Statement) which registers the sale of the Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Securities, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement, which shares shall be issued free of any restrictive legends.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust P.O. Box 505000, Louisville, KY 40233, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $3,400,000 of Shares. Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Shares, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely by the exchange of electronic mail and/or facsimile or at such other location and by such other means as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel in form and substance reasonably acceptable to each Purchaser regarding the matters attached hereto as Exhibit A;

(iii) the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser; and

(v) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on October 17, 2018 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth in Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. Except as described in the Prospectus, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, will be solvent, able to pay its debts as they mature, and have capital sufficient to carry on all businesses in which it is engaged. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2018.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.13 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(hh) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 [Intentionally omitted].

4.2 Furnishing of Information. Until the earliest of the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Subsequent Equity Sales. From the date hereof until the earlier of (i) 60 days after the Closing Date or (ii) the Trading Day following the date that the Common Stock’s closing price exceeds $6.50 (subject to adjustment for forward and reverse stock splits and the like) for a period of 10 consecutive Trading Days, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or file any registration statements, including any amendments or supplements to any registration statement, other than the Prospectus Supplement required pursuant to this Agreement (including but not limited to any for exchanges of existing securities of the Company and any issuances pursuant to existing securities that are amended after the date hereof). Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. From the date hereof until the two year anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.12 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares.

4.15  Participation Right.

At any time on or prior to the two year anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Common Stock Equivalents, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether pursuant to a public or private offering) is referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.15. The Company shall provide notice to each Purchaser at least (i) 6 hours in advance of an intra-day Subsequent Placement pursuant to a registration statement, (ii) 18 hours in advance of an overnight Subsequent Placement pursuant to a registration statement, and (ii) 3 Business Days in advance of any other Subsequent Placement (the notice period referred to in (i), (ii) and (iii) is referred to as the “Applicable Placement Notice Time”). The Company acknowledges and agrees that the right set forth in this Section 4.15 is a right granted by the Company, separately, to each Purchaser.

(i) No later than the Applicable Placement Notice Time prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Purchaser an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) include proposed drafts of the Subsequent Placement Documents (as defined below) and specify the proposed time at which the Company intends to execute the Subsequent Placement Documents, and (D) offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer such Purchaser’s pro rata portion of thirty-five percent (35%) of the Offered Securities, provided that the number of Offered Securities which such Purchaser shall have the right to subscribe for under this Section 4.15 shall be (x) based on such Purchaser’s pro rata portion of the aggregate Subscription Amount for all Purchasers pursuant to this Agreement (the “Basic Amount”), and (y) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Purchaser shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company following receipt of an Offer Notice at least, as applicable, (i) 1 hour in advance of an intra-day Subsequent Placement pursuant to a registration statement, (ii) 3 hours in advance of an overnight Subsequent Placement pursuant to a registration statement, and (ii) 1 Business Day in advance of any other Subsequent Placement (as applicable, the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Purchaser a new Offer Notice and the Offer Period shall expire one (1) Trading Day after such Purchaser’s receipt of such new Offer Notice.

(iii) The Company shall have forty-eight (48) hours from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.15(iii) above), then each Purchaser may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 4.15(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to this Section 4.15 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.15(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4.15(iv) above if such Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by such Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and its counsel.

(vi) Any Offered Securities not acquired by a Purchaser or other Persons in accordance with this Section 4.15 may not be issued, sold or exchanged until they are again offered to such Purchaser under the procedures specified in this Agreement.

(vii) The Company and each Purchaser agree that if any Purchaser elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(viii) Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the forty-eighth (48th) hour following delivery of the Offer Notice. If by such forty-eight (48th) hour, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Purchaser with another Offer Notice and such Purchaser will again have the right of participation set forth in this Section 4.15.

(ix) The restrictions contained in this Section 4.15 shall not apply in connection with any Exempt Issuance (as defined in this Agreement).

ARTICLE V.
MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. At the Closing, the Company has agreed to pay the legal fees of Foley in an amount equal to $15,000. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased (or, prior to the Closing Date, agreed to purchase) at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Foley. Foley does not represent any of the Purchasers and only represents Chardan Capital Markets LLC. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Arcimoto, Inc.	Address for Notice:
By:	[ ]
[ ], [ ]	[ ]
With a copy to (which shall not constitute notice):	E-Mail: [ ] Fax: [( ) - ]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

Form of Company Counsel Legal Opinion

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of Oregon. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

2.	The Company has all requisite power and authority (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Shares pursuant to the Transaction Documents and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3.	All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Shares pursuant to the Agreement and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4.	The Shares which are being issued on the date hereof pursuant to the Agreement have been duly authorized and validly issued and are fully paid and nonassessable are free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations. The Company’s authorized, issued and outstanding capital stock is as set forth in the Agreement and the SEC Reports. The Securities conform in all material respects to the descriptions thereof contained in the SEC Reports and the Agreement. The form of certificate used to evidence the Shares comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Certificate of Incorporation, as amended, or Bylaws of the Company. To our knowledge, except for rights described in the SEC Reports, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company’s Certificate of Incorporation.

5.	The Company meets the eligibility requirements for the use of Form S-3 for the registration of the Shares. The transactions contemplated by the Purchase Agreement and the sale of the Securities meet the requirements for, and comply with the conditions for the use of, Form S-3 under the Securities Act. The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act.

6.	To our knowledge, the Company has filed all reports (the “SEC Reports”) required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7.	To our knowledge, there are no contracts, agreements or instruments (collectively, "Contracts") required to be described or referred to in the Registration Statement or the Prospectus or in any report filed by the Company with the Commission and incorporated by reference into the Registration Statement or required to be filed as exhibits to the Registration Statement or in any report filed by the Company with the Commission and incorporated by reference into the Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

8.	To our knowledge, except as set forth in the SEC Reports, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threaten, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of the officers, directors or employees (in connection with discharge of their duties as officer, directors and employees), of the Company or its Subsidiaries, or affecting any of its properties or assets.

9.	In connection with the valid execution, delivery and performance by the Company of Transaction Documents, or the offer, sale, issuance or delivery of the Shares or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.

10.	The statement in the Prospectus under the heading "Description of Common Stock" fairly and accurately summarize the matters referred to therein in all material respects.

11.	The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

12.	The Registration Statement was declared effective by the Commission on October 17, 2018. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and to our knowledge, no proceeding for that purpose has been instituted by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b).

Prospectus

$150,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Units and/or

Rights

We may offer and sell from time to time up to $150,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on September 28, 2018 was $3.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

As of September 28, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $30,014,219, which was calculated based on 8,111,951 shares of our outstanding common stock held by non-affiliates and on a price of $3.70 per share, the last reported sale price for our common stock on September 28, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2018

TABLE OF CONTENTS

About this Prospectus	ii

Prospectus Summary	1

Risk Factors	4

Cautionary Note Regarding Forward-Looking Statements	5

Use of Proceeds	7

Plan of Distribution	7

Description of Our Capital Stock	10

Description of Warrants	11

Description of Debt Securities	13

Description of the Units	15

Description of the Rights	15

Certain Provisions of Oregon Law, our Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws	17

Legal Matters	19

Experts	19

Where You Can Find Additional Information	19

Incorporation of Documents by Reference	19

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include all material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it might not contain all of the information that is important to you. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We expect retail series FUV production to commence upon compliance validation of the pilot series FUV. As of September 28, 2018, we had 3,017 pre-orders for our retail series FUV.

Corporate Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon Corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this Registration Statement.

Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in a certificate of amendment to our Second Amended and Restated Articles of Incorporation, or Restated Articles, relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Units

We may issue units consisting of shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; or rights for the purchase of common stock, preferred stock, debt securities or units, in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock, shares of our preferred stock, debt securities or units. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, shares of preferred stock, debt securities or units that may be purchased in connection with each right and the subscription price for the purchase of such common stock, preferred stock, debt securities or units. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or purchasers to purchase any shares of our common stock, preferred stock, debt securities or units not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement related to the rights being offered and the rights agreement that contains the terms of the rights, and the rights certificate. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement containing the terms of the rights and rights certificate we are offering before the issuance of rights.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “FUV”.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth in any prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our dependence on our suppliers;

●	the volatility of our stock price;

●	changes in consumer demand for, and acceptance of, our products;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles;

●	our reliance on key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our Company;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets;

●	our ability to maintain our NASDAQ Capital Market listing;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus and the documents that we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including to cover our operating expenses and offering costs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

●	the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the use of proceeds to us from the sale of the securities;

●	any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or re-allowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Capital Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, warrants, units and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, warrants, units and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms”, acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our Restated Articles authorizes the issuance of up to 20.0 million shares of common stock, no par value. As of September 28, 2018, there were 16,016,739 shares of common stock outstanding, as well as 2,586,242 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

Preferred Stock

The Company is authorized to issue 5.0 million shares of preferred stock, no par value, of which 1.5 million shares were designated as Series A-1 Preferred Stock. On July 25, 2017, a majority of the Series A-1 Preferred shareholders voted to convert all 1,434,891 issued shares of Series A-1 Preferred Stock to 2,869,782 common shares. As of September 28, 2018, there were no shares of Series A-1 Preferred Stock issued and outstanding.

We may issue shares of our preferred stock from time to time, in one or more series. Under our Restated Articles, our board of directors has the authority, without further action by shareholders, to provide for the issuance of all or any shares of the preferred stock in one or more series and provide that the shares of each such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any; (e) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with the law and the provisions of the Restated Articles.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of amendment to our Restated Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing a the completion of a merger, tender offer or other takeover attempt.

All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The Oregon Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of amendment.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;

●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and

●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.

●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.

●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13 and September 24, 2018; and

●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this Registration Statement.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

800,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT